UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2015

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

The Underwriting Agreement. On June 10, 2015, Gulfport Energy Corporation (“Gulfport”) entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, as representative of the several underwriters (the “Underwriters”) named therein (the “Underwriting Agreement”). The Underwriting Agreement relates to the public offering of 10,000,000 shares of Gulfport’s common stock at a public offering price of $43.25 per share. Pursuant to the Underwriting Agreement, the underwriters were granted a 30-day option to purchase a maximum of 1,500,000 additional shares of common stock from Gulfport at the public offering price (less the underwriting discount), which option was exercised in full by the underwriters on June 10, 2015.

Gulfport estimates that its net proceeds from the sale of the aggregate of 11,500,000 shares of common stock in this offering (the “Offering) will be approximately $479.8 million, after deducting underwriting discounts and commissions and estimated offering expenses. Gulfport intends to use the net proceeds from the Offering (i) to fund a portion of the purchase price for its previously announced acquisition of certain acreage and other assets in the Utica Shale in Ohio from American Energy—Utica, LLC (“AEU”) described in more detail under Item 2.01 below and (ii) for general corporate purposes, including the funding of a portion of its 2015 capital development plans. The Offering closed on June 12, 2015.

The Offering was made pursuant to Gulfport’s effective automatic shelf registration statement on Form S-3 (File No. 333-192113), filed with the SEC on November 6, 2013 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on November 6, 2013, a preliminary prospectus supplement, filed with the SEC on June 9, 2015, and a prospectus supplement, filed with the SEC on June 11, 2015 (collectively, the “Prospectus”).

Certain of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for Gulfport and its affiliates from time to time for which they have received customary fees and expenses. Credit Suisse Securities (USA) LLC or its affiliates perform investment banking activities for AEU, but Credit Suisse Securities (USA) LLC and its affiliates have not acted for Gulfport or AEU in connection with the acquisition described above. In addition, an affiliate of Scotia Capital (USA) Inc. acts as administrative agent, letter of credit issuer and sole lead manager and affiliates of each of Credit Suisse Securities (USA) LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC, Barclays Capital Inc., KeyBanc Capital Markets Inc. and IBERIA Capital Partners L.L.C. act as lenders under Gulfport’s revolving credit facility. An affiliate of Scotia Capital (USA) Inc. and Credit Suisse Securities (USA) LLC acted as a financial advisor in connection with our previously announced and still pending acquisition of Paloma Partners III, LLC (“Paloma”).

Voting Rights Waiver Agreement. In connection with the purchase of shares of Gulfport’s common stock in the Offering described above by certain funds, entities or accounts (collectively, the “Funds”) sponsored or managed on a discretionary basis by either Putnam Investment Management, LLC (“PIM”), The Putnam Advisory Company, LLC (“PAC”) or Putnam Fiduciary Trust Company(“PFTC”), Gulfport entered into a Voting Rights Waiver Agreement (the “Voting Rights Waiver Agreement”) with PIM, PAC and PFTC, each on its own behalf and as sponsors or investment managers for the Funds and certain other funds, entities and accounts, as applicable. Under the Voting Rights Waiver Agreement, the Funds and PIM, PAC and PFTC (on behalf of each of the Other Putnam Investors defined below) have agreed to waive all voting rights exercisable by such parties in such portion of Gulfport’s voting securities held or managed on a discretionary basis by them, so that the voting rights exercisable by (i) the Funds, (ii) certain other Putnam investors that did not waive their voting rights under the Voting Rights Waiver Agreement and (iii) certain other funds sponsored or managed on a discretionary basis by PIM, PAC, PFTC or Putnam Investments Limited, including their respective officers, directors and employees (collectively, the “Other Putnam Investors”), with respect to any of Gulfport’s voting securities do not exceed, in the aggregate, 4.99% of the total voting rights exercisable by all holders of Gulfport’s outstanding voting securities.

The Voting Rights Waiver Agreement provides that any voting rights waived by the Funds and PIM, PAC or PFTC (on behalf of each of the Other Putnam Investors) will be apportioned among the Funds and each of the Other Putnam Investors on a pro rata basis based upon their relative holdings of Gulfport’s voting securities at the time of the exercise of any vote. Waiver of voting rights under the Voting Rights Waiver Agreement is irrevocable with respect to the Funds and any Other Putnam Investor that is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is irrevocable to the Funds and the Other Putnam Investors until the time that the Funds and Other Putnam Investors that are investment companies registered under the Investment Company Act no longer own any of Gulfport’s voting securities, at which time the Voting Rights Waiver Agreement will expire and the remaining Funds and Other Putnam Investors will be entitled to exercise any and all voting rights pertaining to Gulfport’s voting securities held by them.

The preceding summaries of the Underwriting Agreement and the Voting Rights Waiver Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As of June 8, 2015, Gulfport completed an acquisition of 6,198 gross and net acres located in Belmont and Jefferson Counties, Ohio from AEU, an unrelated third party, for a cash purchase price of approximately $68.2 million, subject to adjustment (the “Belmont/Jefferson Acquisition”). This acreage is located near or adjacent to the acreage included in Gulfport’s previously announced and still pending acquisition of Paloma. The acreage acquired by Gulfport in the Belmont/Jefferson Acquisition is undeveloped.

On June 12, 2015, Gulfport completed an acquisition of 38,965 gross (27,228 net) acres located in Monroe County, Ohio (the “Monroe County Acreage”), 14.6 MMcf per day of average net production (estimated for April 2015), 18 gross (11.3 net) drilled but uncompleted wells, an 11 mile gas gathering system and a four well pad location from AEU for a total purchase price of approximately $319.0 million, of which approximately $52.0 million has been allocated to the existing production and the drilled but uncompleted wells and $20.0 million has been allocated to the gathering system (the “Monroe Acquisition”). Gulfport used a portion of the net proceeds from the Offering to fund the Monroe Acquisition. Gulfport also agreed to acquire an additional 4,950 gross (1,900 net) acres in Monroe County for an additional approximately $19.4 million from AEU (the “Additional Monroe County Acreage Acquisition”) if AEU completes the acquisition of such acreage within 30 days of the closing of the Monroe Acquisition. The Monroe County Acreage has a net revenue interest of approximately 84% and is approximately 85% held by production by a ten well per year drilling commitment. The Additional Monroe County Acreage Acquisition remains subject to the satisfaction or waiver of certain closing conditions and there can be no assurance that the Additional Monroe County Acreage Acquisition will be completed.

Item 7.01.	Regulation FD Disclosure.

On June 10, 2015, Gulfport issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

Gulfport is filing a legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and into the Prospectus.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

1.1	Underwriting Agreement, dated June 10, 2015, by and between Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

4.1	Voting Rights Waiver Agreement, dated June 10, 2015, by and among Gulfport Energy Corporation, Putnam Investment Management, LLC, The Putnam Advisory Company, LLC and Putnam Fiduciary Trust Company.

5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1	Press Release, dated June 10, 2015, entitled “Gulfport Energy Corporation Announces Pricing of Its Common Stock Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: June 12, 2015	By:	/s/ Aaron Gaydosik
Aaron Gaydosik Chief Financial Officer

Exhibit Index

Number	Exhibit

1.1	Underwriting Agreement, dated June 10, 2015, by and between Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

4.1	Voting Rights Waiver Agreement, dated June 10, 2015, by and among Gulfport Energy Corporation, Putnam Investment Management, LLC, The Putnam Advisory Company, LLC and Putnam Fiduciary Trust Company.

5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1	Press Release, dated June 10, 2015, entitled “Gulfport Energy Corporation Announces Pricing of Its Common Stock Offering.”